Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Brad Hounsel

U.S. Bank National Association

14241 Dallas Parkway, Suite 490

Dallas, Texas 75254

(972) 458-4506

(Name, address and telephone number of agent for service)

TEXAS INDUSTRIES, INC.

(Exact name of Obligor as specified in its charter)

* See Table 1 — List of additional obligors

Delaware	75-0832210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Suite 700W Dallas, Texas	75247-6913
(Address of Principal Executive Offices)	(Zip Code)

9  1/4% Senior Notes due 2020

(Title of the indenture securities)

Table 1

	Guarantor	State of Incorporation
1.	BROOKHOLLOW CORPORATION	Delaware

2.	BROOK HOLLOW PROPERTIES, INC.	Texas

3.	BROOKHOLLOW OF ALEXANDRIA, INC.	Louisiana

4.	BROOKHOLLOW OF VIRGINIA, INC.	Virginia

5.	CREOLE CORPORATION	Delaware

6.	PACIFIC CUSTOM MATERIALS, INC.	California

7.	RIVERSIDE CEMENT COMPANY	California

8.	PARTIN LIMESTONE PRODUCTS, INC.	California

9.	RIVERSIDE CEMENT HOLDINGS COMPANY	Delaware

10.	SOUTHWESTERN FINANCIAL CORPORATION	Texas

11.	TEXAS INDUSTRIES HOLDINGS, LLC	Delaware

12.	TEXAS INDUSTRIES TRUST	Delaware

13.	TXI AVIATION, INC.	Texas

14.	TXI CALIFORNIA INC.	Delaware

15.	TXI CEMENT COMPANY	Delaware

16.	TXI LLC	Delaware

17.	TXI OPERATING TRUST	Delaware

18.	TXI OPERATIONS, LP	Delaware

19.	TXI POWER COMPANY	Texas

20.	TXI RIVERSIDE INC.	Delaware

21.	TXI TRANSPORTATION COMPANY	Texas

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 7th of October, 2010.

By:	/s/ Brad A. Hounsel
Brad A. Hounsel
Vice President

By:	/s/ Israel A. Lugo
Israel A. Lugo
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 28, 2010

By:	/s/ Brad A. Hounsel
Brad A. Hounsel
Vice President

By:	/s/ Israel A. Lugo
Israel A. Lugo
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

Exhibit 7

As of 6/30/2010

($000’s)

6/30/2010
Assets
Cash and Balances Due From	$5,021,509
Depository Institutions
Securities	46,751,442
Federal Funds	4,344,927
Loans & Lease Financing Receivables	182,237,162
Fixed Assets	5,440,512
Intangible Assets	13,006,313
Other Assets	21,662,778

Total Assets	$278,464,643

Liabilities
Deposits	$191,033,345
Fed Funds	11,079,681
Treasury Demand Notes	0
Trading Liabilities	437,280
Other Borrowed Money	32,340,366
Acceptances	0
Subordinated Notes and Debentures	8,129,967
Other Liabilities	7,450,842

Total Liabilities	$250,471,481

Equity
Minority Interest in Subsidiaries	$1,704,554
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	13,633,536

Total Equity Capital	$27,993,162

Total Liabilities and Equity Capital	$278,464,643

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:
Vice President

Date: October 28, 2010